UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2021

Infrastructure & Energy Alternatives, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37796	47-4787177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6325 Digital Way Suite 460 Indianapolis, Indiana	46278
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 688-3775

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of exchange on which registered
Common Stock, $0.0001 par value	IEA	The NASDAQ Stock Market LLC
Warrants for Common Stock	IEAWW	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Underwriting Agreement

On February 4, 2021, Infrastructure and Energy Alternatives, Inc. (the “Company,” “we,” “us,” or “our”) entered into an underwriting agreement (the “Underwriting Agreement”) among the Company, Guggenheim Securities, LLC, as representative of the several underwriters named therein (the “Underwriters”) and Infrastructure and Energy Alternatives, LLC, as selling stockholder (the “Selling Stockholder”). The Selling Stockholder is an affiliate of funds managed by Oaktree Capital Management, L.P.

The Company is not selling any shares and will not receive any proceeds from the Offering.

The Underwriting Agreement provides for the offer and sale (the “Offering”) by the Selling Stockholder, and the purchase by the Underwriters, of 8,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The Underwriting Agreement also provides the Underwriters a 30-day option to purchase up to 853,283 additional shares of Common Stock at the public offering price, less the underwriting discounts and commissions. Total net proceeds to the Selling Stockholder from the Offering (before estimated offering expenses) will be approximately $125.6 million. The Offering is expected to close on February 8, 2021, subject to customary closing conditions.

The Underwriting Agreement contains customary representations and warranties and covenants. In addition, each of the Company and the Selling Stockholder has agreed in the Underwriting Agreement to indemnify the Underwriters against certain liabilities on customary terms. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated in this Item 1.01 by reference.

The Offering is registered with the Securities and Exchange Commission (the “Commission”) pursuant to a Registration Statement on Form S-3 (File No. 333-224337), which became effective on June 26, 2018, the preliminary prospectus supplement, together with the accompanying prospectus, filed with the Commission on February 4, 2021 (the “Preliminary Prospectus Supplement”), and a final prospectus supplement, together with the accompanying prospectus, filed with the Commission on February 4, 2021 (the “Registration Statement”).

A copy of the legal opinion of Kirkland & Ellis, LLP relating to the validity of the Common Stock sold in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Amendment to Registration Rights Agreement

On February 3, 2021, the Company entered into the Fifth Amendment to Amended and Restated Registration Rights Agreement (the “RRA Amendment”), by and among the Company, the Selling Stockholder and OT POF IEA Preferred B Aggregator L.P., as an additional holder (“OT POF” and, together with the Selling Stockholder, the “Oaktree Parties”), and Ares Special Situations Fund IV, L.P. (“ASSF”) and ASOF Holdings I, L.P. (“ASOF” and, together with ASSF, the “Ares Parties”). The RRA Amendment amends the registration rights agreement, dated as of March 28, 2018, as amended, to revise the definition of “Ares Registrable Securities” to mean:

•Common Stock issuable upon exercise of warrants to purchase Common Stock (“Warrants”) (either before or after such exercise of the Warrants) issued by the Company on a private placement basis pursuant to the Amended and Restated Equity Commitment Agreement dated as of May 20, 2019 from time to time and held by ASSF and its permitted transferees;
•Common Stock issuable upon exercise of the Warrants (either before or after such exercise of the Warrants) issued by the Company on a private placement basis pursuant to the Equity Commitment Agreement dated as of August 13, 2019 from time to time and held by the Ares Parties and their permitted transferees;
•Common Stock issuable upon exercise of the Warrants (either before or after such exercise of the Warrants) issued by the Company on a private placement basis pursuant to the Equity Commitment Agreement dated as of October 29, 2019 from time to time and held by the Ares Parties and their permitted transferees;
•Common Stock issuable upon conversion of the shares of the Company’s Series B Preferred Stock issued by the Company on a private placement basis or from time to time and held by the Ares Parties and their permitted transferees;
•Common Stock issuable upon conversion of the shares of the Company’s Series B Preferred Stock held by the Ares Parties and their permitted transferees;
•Common Stock issuable upon conversion of the shares of the Company’s Series A Preferred Stock held by the Ares Parties and their permitted transferees;

•Common Stock held by the Ares Parties and their permitted transferees;
•all other shares of Common Stock acquired after the date of the RRA Amendment by the Ares Parties and their permitted transferees, or their affiliated funds, investment vehicles, co-investment vehicles and managed accounts; and
•other securities issued in respect of such Common Stock or into which such Common Stock is later reclassified.

The RRA Amendment also revises the definition of “OT Aggregator Registrable Securities” to mean:

•Common Stock issuable upon exercise of the Warrants (either before or after such exercise of the Warrants) issued by the Company on a private placement basis pursuant to the Amended and Restated Equity Commitment Agreement dated as of May 20, 2019 from time to time and held by OT POF and its permitted transferees;
•Common Stock issuable upon exercise of the Warrants (either before or after such exercise of the Warrants) issued by the Company on a private placement basis pursuant to the Equity Commitment Agreement dated as of October 29, 2019 from time to time and held by OT POF and its permitted transferees;
•Common Stock issuable upon conversion of the shares of the Company’s Series B Preferred Stock issued by the Company on a private placement basis from time to time and held by OT POF and its permitted transferees; and
•all other securities issued in respect of such common stock or into which such common stock is later reclassified.

The RRA Amendment also revises the definition of “Seller Registrable Securities” to mean:

•Common Stock (including any shares of the Common Stock issued or issuable upon conversion of Series A Preferred Stock, Series B Preferred Stock or exercise of the Warrants (either before or after such exercise of the Warrants));
•Warrants; and
•and all other securities issued in respect of such Common Stock or Warrants or into which such Common Stock or Warrants (either before or after such exercise of the Warrants) are later converted or reclassified, in each case of clauses (i)-(iii), in each case held by the Selling Stockholder, (b) any fund managed by or under common management with, Oaktree Power Opportunities Fund III Delaware, L.P., (c) any affiliate of the foregoing, whether now owned or hereafter acquired, and their respective permitted transferees. The Seller Registrable Securities include the OT Aggregator Registrable Securities.

Pursuant to the RRA Amendment, the Company agreed to use commercially reasonable efforts to file a shelf registration statement to register shares of Common Stock issuable upon exercise of Warrants held by Ares and any other Ares Registrable Securities and shares of Common Stock issuable upon exercise of Warrants and any other Seller Registrable Securities no later than the close of the seventh business day after the due date (or filing date, if earlier) for the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, (ii) to cause such registration statement to be declared effective as soon as practicable after the filing of the Company’s annual proxy statement in 2021 and (iii) to keep such registration statement effective for so long as is necessary to permit the disposition of such securities.

This description of the RRA Amendment is qualified in its entirety by reference to the full text of the RRA Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Certain Relationships

As of February 2, 2021 and prior to giving effect to the Offering and the Securities Purchase Agreement (defined below), the Oaktree Parties and their affiliates collectively owned 10,845,404 shares of Common Stock (representing approximately 47.6% of the issued and outstanding common stock as of February 2, 2021), warrants exercisable for an additional 1,675,757 shares of Common Stock, 17,482.5 shares of Series A Preferred Stock, 20,000 shares of Series B-1 Preferred Stock and 19,123.87 shares of Series B-3 Preferred Stock. The Selling Stockholder and its affiliates have rights to designate one director to the Company’s Board of Directors, and also have certain consent rights. For more information on relationships between the Company and the Selling Stockholder and its affiliates, please see “Certain Relationships and Related Party Transactions” in the Company’s Definitive Proxy Statement on Schedule 14A for its 2020 Annual Meeting of Shareholders filed with the Commission on April 10, 2020.

Certain of the Underwriters and their affiliates have in the past, and may in the future, perform investment banking, commercial banking, advisory and other services for the Company and its affiliates from time to time for which they have received, and may in the future receive, customary fees and expenses.

Item 2.02 Results of Operations and Financial Condition.

On February 3, 2021, the Company filed the Preliminary Prospectus Supplement with the Commission. In the Preliminary Prospectus Supplement, the Company disclosed the preliminary estimated unaudited financial information as of or for the fiscal year ended December 31, 2020 as follows:

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Preliminary Estimated Unaudited Financial Results for the Fiscal Year Ended December 31, 2020

The data presented below reflects our preliminary estimated unaudited financial results for the fiscal year ended December 31, 2020 (“Fiscal 2020”) based upon information available to us as of the date of this prospectus supplement. This data is not a comprehensive statement of our financial results for Fiscal 2020, and our actual results may differ materially from this preliminary estimated data. The audit of our financial statements for Fiscal 2020 has not been completed. During the course of the preparation of our financial statements and related notes and the completion of the audit for Fiscal 2020, additional adjustments to the preliminary estimated financial information presented below may be identified. Any such adjustments may be material.

We have provided ranges, rather than specific amounts, for the preliminary estimates of the unaudited financial data described below primarily because our financial closing procedures for year ended December 31, 2020 are not yet complete and, as a result, our final results upon completion of our closing procedures may vary from the preliminary estimates. These estimates should not be viewed as a substitute for our annual financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Further, our preliminary estimated results are not necessarily indicative of the results to be expected for any future period. See the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein for additional information regarding factors that could result in differences between the preliminary estimated ranges of certain of our unaudited financial data presented below and the actual financial data we will report for the year ended December 31, 2020.

Our independent registered public accounting firm, Deloitte & Touche LLP, has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial data and, accordingly, Deloitte & Touche LLP do not express an opinion or any other form of assurance with respect thereto.

Based upon such preliminary estimated financial results, we expect revenues, net income and Adjusted EBITDA for Fiscal 2020 to be between the ranges set out in the following table, as compared to the year ended December 31, 2019 (“Fiscal 2019”):

	Preliminary Fiscal 2020 (unaudited)		Fiscal 2019
(in thousands)	Low	High	Actual
Statement of operations data:
Revenues
Renewables Segment	$1,140,000	$1,144,000	$834,029
Specialty Civil Segment	608,000	610,000	625,734
Total	1,748,000	1,754,000	1,459,763

Net income (loss)	(3,200)	—	6,231

Adjusted EBITDA	123,000	127,000	100,738

Cash flow statement data:
Net cash provided by operating activities	50,000	56,000	79,812
Purchases of property, plant and equipment	9,700	9,700	6,764
Proceeds from sale of property, plant and equipment	6,000	6,000	8,272

We define EBITDA as net income (loss), determined in accordance with GAAP, for the period presented, before depreciation and amortization, interest expense and provision (benefit) for income taxes. We define Adjusted EBITDA as EBITDA before acquisition or disposition related expenses, non-cash stock compensation expense, and certain other non-cash charges, unusual, non-operating or non-recurring items and other items that we believe are not representative of our core business or future operating performance.

Adjusted EBITDA is a supplemental non-GAAP financial measure and, when considered along with other performance measures, we believe it is a useful measure as it reflects certain drivers of our business, such as revenue growth and operating costs. We believe Adjusted EBITDA can be useful in providing an understanding of our underlying operating results and trends and an enhanced overall understanding of our financial performance and prospects for the future. While Adjusted EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast business performance. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income as it does not consider certain requirements, such as capital expenditures and depreciation, principal and interest payments, and tax payments. Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA may vary from the use of similarly-titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

The following table outlines the reconciliation from preliminary estimated net income (loss) to Adjusted EBITDA for Fiscal 2020 and Fiscal 2019:

	Preliminary Fiscal 2020 (unaudited)		Fiscal 2019
(in thousands)	Low	High	Actual
Net income (loss)	$(3,200)	$—	$6,231
Interest expense, net	62,000	62,000	51,260
Depreciation and amortization	48,000	48,000	48,220
Provision (benefit) for income taxes	11,200	12,000	(1,621)
EBITDA	118,000	122,000	104,090

Non-cash stock compensation expense	4,000	4,000	4,016
Acquisition integration costs(1)	—	—	10,082
Contingent consideration fair value adjustment(2)	—	—	(23,082)
Series B Preferred warrant liability fair value adjustment(3)	1,000	1,000	2,262
Other(4)	—	—	3,370
Adjusted EBITDA	$123,000	$127,000	$100,738

(1) Acquisition integration costs related include legal, consulting, personnel and other costs associated with the acquisitions of Consolidated Construction Solutions I, LLC and William Charles Construction Group.
(2) Reflects an adjustment for the year ended December 31, 2019 to the fair value of the our contingent consideration incurred in connection with our merger and initial public offering transactions in March 2018.
(3) Reflects an adjustment to the fair value of our Series B Preferred Stock anti-dilution warrant liabilities. The warrant liability fair value adjustment is a mark-to-market adjustment based on fluctuation in the price of our common stock.
(4) Other reflects unanticipated charges related to tax and warranty on solar projects that were previously disclosed as part of our Discontinued Operations in Canada in 2016 and gain/losses on asset sales.

The following table sets forth our preliminary balances of cash, term-loan debt, financing lease obligations, Series A Preferred Stock and Series B Preferred Stock as of December 31, 2020:

(in millions)	As of December 31, 2020 (unaudited)
Cash and cash equivalents	$164.0
Debt(1)	161.7
Financing lease obligations	57.6
Series A Preferred Stock	17.5
Series B Preferred Stock	173.9

(1) Represents borrowings under our term loan and certain other indebtedness.

As of December 31, 2020, we had $231.2 million of cash and available liquidity under our revolving credit facility. Reducing our cost of capital and increasing our financial flexibility is a focus for the Company. We regularly evaluate alternatives to refinance our existing debt and preferred securities that meet those objectives.

Backlog

As of December 31, 2020, our total backlog was approximately $2.1 billion of which approximately $1.6 billion is expected to be recognized in 2021. The following table summarizes our total backlog by segment as of December 31, 2020 and December 31, 2019 and the portion expected to be recognized over the next twelve months (unaudited):

	Total Backlog		Next 12 Months Backlog
(in millions)	As of December 31, 2020	As of December 31, 2019	As of December 31, 2020	As of December 31, 2019
Renewables Segment	$ 1,513.4	$ 1,582.5	$ 1249.2	$ 982.7
Specialty Civil Segment	556.1	588.7	379.7	429.2
Total	$ 2,069.5	$ 2,171.2	$ 1,628.9	$ 1,411.9

Based on historical trends in our backlog, we believe awarded contracts to be firm and that the revenue for such contracts will be recognized over the life of the project. Timing of revenue for construction and installation projects included in our backlog can be subject to change as a result of customer delays, regulatory factors and/or other project-related factors. These changes could cause estimated revenue to be realized in periods later than originally expected, or not at all. In the past, we have occasionally experienced postponements, cancellations and reductions on construction projects, due to market volatility, regulatory factors and the impact of COVID-19 pandemic on permitting processes and construction cycles. There can be no assurance as to our customers’ requirements or the accuracy of our estimates. As a result, our backlog as of any particular date is an uncertain indicator of future revenue and earnings.

______________________________________

The Company expects to complete its audited financial statements for the year ended December 31, 2020 subsequent to the completion of the Offering. It is possible that the Company or its independent registered public accounting firm may identify items that require them to make adjustments to the preliminary estimated financial information set forth above and those changes could be material.

The information in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in this Item 2.02 shall not be incorporated by reference into any registration statement or other document filed by the Company with the Commission, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in such filing (or any reference to this Current Report on Form 8-K generally), except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On February 3, 2021, Peter Jonna, a director designee of the Selling Stockholder, notified the Company that he intends to resign from the Company’s Board of Directors upon the consummation of the Offering, which is expected to occur on February 8, 2021. Mr. Jonna’s resignation is not based on any disagreement with the Company on any matter relating to the Company’s operations, policies or practice.

Item 8.01 Other Events.

On February 3, 2021, the Ares Parties and the Oaktree Parties, and Oaktree Power Opportunities Fund III, L.P. entered into a securities purchase agreement (the “Securities Purchase Agreement”), pursuant to which the Ares Parties agreed to purchase all of our Series A Preferred Stock, Series B-1 Preferred Stock, and Series B-3 Preferred Stock held by the Oaktree Parties. The closing of the transactions under the Securities Purchase Agreement is conditioned upon, among other things, the Selling Stockholder selling a minimum of $60.0 million of Common Stock in the Offering. We are not a party to the foregoing transaction.

Cautionary Note Regarding Forward-Looking Statements

Except for historical and factual information, the matters set forth in this Current Report on Form 8-K identified by words such as “will,” “should,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, and are subject to various uncertainties. Actual events and results may differ materially from those anticipated by us in those statements for several reasons, including those discussed in our filings made with the Commission. We may change our intentions or plans discussed in our forward-looking statements without notice at any time and for any reason.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
1.1	Underwriting Agreement dated February 4, 2021 among Infrastructure and Energy Alternatives, Inc., the Underwriters and the Selling Stockholder.

5.1	Opinion of Kirkland & Ellis, LLP.

10.1
Fifth Amendment to Amended and Restated Registration Rights Agreement, dated as of February 3, 2021, by and among Infrastructure and Energy Alternatives, Inc., Infrastructure and Energy Alternatives, LLC, Ares Special Situations Fund IV, L.P., ASOF Holdings I, L.P. and OT POF IEA Preferred B Aggregator, L.P.

23.1	Consent of Kirkland & Ellis, LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2021

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

	By:	/s/ Gil Melman
	Name:	Gil Melman
	Title:	Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer